                                                FILED PURSUANT TO RULE 424(b)(5)
                                                      REGISTRATION NO. 333-86247

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED OCTOBER 8, 1999)



                                41,000 SHARES

                               VERITAS DGC INC.
                                 COMMON STOCK

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Pursuant to a Sales Agency Agreement dated October 26, 1999 (the "Agency Agreement") between Veritas DGC Inc. (the "Company") and PaineWebber Incorporated ("PaineWebber"), which has been filed as an exhibit to a report on Form 8-K filed with the SEC on October 26, 1999, and which is incorporated by reference herein, the Company has sold, through PaineWebber, as agent of the Company, 41,000 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), pursuant to ordinary brokers' transactions on the New York Stock Exchange (the "NYSE").

41,000 shares of Common Stock were sold from August 28, 2000 through September 1, 2000.

  Gross Proceeds to Company....................................   $ 1,081,950.00

  Commission to Agent..........................................   $    32,458.52

  Net Proceeds to Company......................................   $ 1,049,491.48

  On September 1, 2000 the last reported sales price of the
  Common Stock on the NYSE was.................................   $      26.6875

Note: SEC fees were not used in arriving at any of the above figures.

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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

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             THIS PROSPECTUS SUPPLEMENT IS DATED SEPTEMBER 6, 2000.